SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


           Date of Report (Date of
           earliest event reported)     September 30, 1999
                                        ------------------


                              Snap-on Incorporated
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             (Exact name of registrant as specified in its charter)


        Delaware                      1-7724                     39-0622040
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     (State or other             (Commission File              (IRS Employer
     jurisdiction of                  Number)                Identification No.)
     incorporation)


              10801 Corporate Drive, Kenosha, Wisconsin 53141-1430
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

        Registrant's telephone number, including area code (414) 656-5200
                                                           --------------

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Item 2.   Acquisition or Disposition of Assets.
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         On September 30, 1999, Snap-on Incorporated ("Registrant"),  a Delaware
corporation, announced it had completed its acquisition of the Sandvik Saws and Tools business, formerly a wholly-owned operating unit of Sandvik AB, for approximately US$400 million (SEK 3,300 million) in cash. The purchase price was determined on the basis of arms length negotiation. Pursuant to the Share Purchase Agreement, Registrant acquired 100% of the voting securities of SB Tools S.a.r.l. ("SB Tools"), a controlled entity of CTT Cutting Tool Technology B.V., a wholly-owned subsidiary of Sandvik AB. Pursuant to a reorganization which occurred within the Sandvik group of companies and at the time of closing, SB Tools was the owner, directly and indirectly, of the companies within the Sandvik group conducting the line of business known as the Sandvik Saws and Tools business. The acquisition is being accounted as a purchase. The purchase includes facilities, a number of brand names and trademarks, and certain other assets and liabilities. Sandvik Saws and Tools business will operate as the Bahco Group of Registrant. The Registrant financed the acquisition through working capital and an expansion of an existing commercial paper credit facility. There is no material relationship between Sandvik AB and the Registrant or any of its affiliates, directors or officers.

     The business acquired is a manufacturer and supplier of professional tool products and employs approximately 2,400 people. Of those, approximately 1,000 employees are in Sweden. Products are manufactured at 11 plants in Sweden, Germany, Portugal, France, England, the United States and Argentina. The business had 1998 sales of US$325 million (SEK 2,700 million). The business will continue to be based in Sandviken, Sweden. The Registrant intends to continue to use all acquired facilities for the manufacturing of professional tool products.


Item 7.   Financial Statements and Exhibits
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(a)(4)    Financial  statements are not being filed with this report.  They will be filed by amendment no later than December 14, 1999.

(c)       Exhibits

   2(a) Share Purchase Agreement between CTT Cutting Tool Technology B.V. and Snap-on Incorporated dated as of April 16, 1999.

   2(b) Amendment Agreement No. 1 to the Share Purchase Agreement between CTT Cutting Tool Technology B.V. and Snap-on Incorporated dated as of September 30, 1999.

   99(a)  Press Release of Snap-on Incorporated, dated September 30, 1999.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned duly authorized person.


                                          SNAP-ON INCORPORATED


Date:  October 15, 1999                   By: /s/ Susan F. Marrinan
                                              --------------------------------
                                              Susan F. Marrinan
                                              Vice President, Secretary
                                              and General Counsel